                                                               EXHIBIT 10.1


                EXECUTIVE UNIT PURCHASE AND EMPLOYMENT AGREEMENT
                 BETWEEN AMERICAN COMMERCIAL LINES HOLDINGS LLC,
    CSX BROWN CORPORATION, 399 VENTURE PARTNERS, INC. AND DAVID WAGSTAFF III


                  EXECUTIVE UNIT PURCHASE AGREEMENT (this "AGREEMENT"), dated as of June 25, 1999, by and among American Commercial Lines Holdings LLC, a Delaware limited liability company (the "COMPANY"), CSX Brown Corp., a Delaware corporation ("CSX"), 399 Venture Partners, Inc., a Delaware corporation ("399 VENTURE"), and David Wagstaff III (the "EXECUTIVE").

                  The parties hereto desire to enter into an agreement that will provide for (i) the acquisition by the Executive of 11,618.08 Junior Preferred Units, in the aggregate, and 421.04 Class B Common Units, in the aggregate, and
(ii) the employment of the Executive by the Company, each upon the terms and conditions set forth herein.

                  NOW, THEREFORE, the parties hereto agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings.

                  "ACT" means the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, ET. SEQ., as in effect from time to time.

                  "AFFILIATE" means, as to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person; PROVIDED, the term "control," as used in this definition, shall mean with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity (whether through ownership of voting securities, by contract or otherwise).

                  "BOARD" means the Company's Board of Representatives.

                  "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York.

                  "CAUSE" means (i) the commission of a felony or a crime by Executive involving moral turpitude or the commission of any other act or omission by Executive involving dishonesty, disloyalty or fraud with respect to any member of the Company Group, (ii) conduct by Executive which brings any member of the Company Group into substantial public disgrace or disrepute, (iii) substantial and repeated failure by Executive to perform material duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct by Executive with respect to any member of the Company Group, or (v) any substantial breach of a material provision of this Agreement by Executive that is not susceptible to remedy or cure; PROVIDED, that the Executive may not be terminated for Cause unless there shall have been resolutions duly adopted by the affirmative vote of not less than three-quarters of the entire Board finding that, in the good faith opinion of the Board, the Executive had engaged in conduct described above in clause (i), (ii), (iii), (iv), or (v) above.

                  "CLASS B COMMON UNIT" has the meaning assigned to such term in the LLC Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY GROUP" means, collectively, the Company, American Commercial Lines LLC, a Delaware limited liability company, their respective Subsidiaries, and any successors thereto.

                  "EXECUTIVE UNITS" means all Junior Preferred Units and Class B Common Units acquired by the Executive hereunder and all Junior Preferred Units and Class B Common Units hereafter acquired by the Executive. Executive Units will continue to be Executive Units in the hands of any holder other than the Executive (including, without limitation, any Permitted Transferee of the Executive), except for the Company, 399 Venture or any Transferee in an underwritten public offering registered under the Securities Act, and except as otherwise provided herein, each such other holder of Executive Units will succeed to all rights and obligations attributable to the Executive as a holder of Executive Units hereunder. Executive Units will also include Units issued with respect to Executive Units by way of a unit split, unit dividend or other recapitalization. Executive Units will cease to be Executive Units when Transferred pursuant to a Public Sale.

                  "FAIR MARKET VALUE" of each Junior Preferred Unit or Class B Common Unit means the average of the closing prices of the sales of such Units on all securities exchanges on which such Units may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Units are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market System as of 4:00 P.M., New York time, or, if on any day such Units are not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive Business Days prior to such day. If at any time the Junior Preferred Units or Class B Common Units, as the case may be, are not listed on any securities exchange or quoted in the Nasdaq National Market System or the over-the-counter market, the Fair Market Value shall be the fair value of such Units determined in good faith by the Board.

                  "FAMILY GROUP" means, with respect to an individual Person, such Person, such Person's spouse, siblings, and descendants (whether natural, by marriage or adopted) and any trust or limited liability company solely for the benefit of such Person and/or such Person's spouse, siblings, their respective ancestors and/or descendants (whether natural, by marriage or adopted).

                  "GOOD REASON" means (i) a material reduction in Executive's Base Salary, (ii) a requirement that Executive relocate more than 50 miles from Executive's principal place of business or (iii) a Sale of the Company.

                  "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, (i) does not hold in excess of 5% of the Junior Common Units (any Person so holding in excess of 5% of the Junior Common Units being referred to herein as, a "5% OWNER"), (ii) is not an Affiliate of any 5% Owner, and (iii) is not a member of the Family Group of any 5% Owner.

                  "INITIAL PUBLIC OFFERING" means the initial underwritten public offering of the Company's common equity securities pursuant to a registration statement filed under the Securities Act with the Securities and Exchange Commission, which offering results in net cash proceeds to the Company of at least $50,000,000.

                  "INVESTOR UNITHOLDER" has the meaning assigned to such term in the LLC Agreement.

                  "JUNIOR COMMON UNIT" has the meaning assigned to such term in the LLC Agreement.

                  "JUNIOR PREFERRED UNIT" has the meaning assigned to such term in the LLC Agreement.

                  "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 30, 1998, by and among the Company and the parties thereto, as in effect from time to time.

                  "MANAGEMENT UNITHOLDER" has the meaning assigned to such term in the LLC Agreement.

                  "NMI" has the meaning assigned to such term in the LLC Agreement.

                  "ORIGINAL COST" means, with respect to each Junior Preferred Unit or Class B Common Unit, the actual amount paid per Unit by the Executive pursuant to this Agreement or after the date hereof, as adjusted for any split, dividend, combination, exchange, recapitalization, merger, consolidation or other reorganization.

                  "OWNERSHIP RATIO" has the meaning assigned to such term in the LLC Agreement.

                  "PERMANENT DISABILITY" means Executive is unable to perform, by reason of physical or mental incapacity, Executive's duties or obligations under this Agreement, for a period of ninety (90) consecutive days or a total period of one hundred eighty (180) days in any three hundred sixty (360) day period.

                  "PERMITTED TRANSFEREE" means, as to any Person, the "Permitted Transferees" (as defined in the LLC Agreement) of such Person.

                  "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PUBLIC SALE" means any sale of Units, following an Initial Public Offering, to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 30, 1998, by and among the Company and the parties thereto, as in effect from time to time.

                  "REPRESENTATIVE" has the meaning assigned to such term in the LLC Agreement.

                  "SALE OF THE COMPANY" means the sale of the Company, in one transaction or a group of related transactions, pursuant to which any Independent Third Party or affiliated group of Independent Third Parties acquires (whether structured by way of merger, consolidation or sale or transfer of the Company's or its Subsidiaries' equity or assets or otherwise) (a) all of the equity of the Company or of all or substantially all of the Company's direct and indirect Subsidiaries or (b) all or substantially all of the Company's and its Subsidiaries' assets, properties, or business determined on a consolidated basis.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute, and the rules and regulations promulgated thereunder.

                  "SUBSIDIARY" of any Person (with respect to such Subsidiary, the "PARENT") means any other Person whose (a) securities having ordinary voting power to elect a majority of its board of directors or managing or general partners (or other persons having similar functions) or (b) other ownership interests (including partnership and membership interests) ordinarily constituting a majority interest in the capital, profits or cash flow of such Person, are at the time, directly or indirectly, owned or controlled by such parent, or by one or more other Subsidiaries of such parent, or by such parent and one or more of its other Subsidiaries.

                  "399 VENTURE" has the meaning assigned to such term in the LLC Agreement.

                  "TERMINATION DATE" means the date on which the Employment Period is terminated.

                  "TRANSFER" means any sale, transfer, assignment, pledge, or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any interest in any Unit, and the terms "Transferee," "Transferor," "Transferring," and "Transferred" shall have correlative meanings.

                  "UNIT" shall have the meaning assigned to such term in the LLC Agreement.

                  "UNITHOLDER" shall have the meaning assigned to such term in the LLC Agreement.

                  "VECTURA" has the meaning assigned to such term in the LLC Agreement.

                  "VESTING JUNIOR COMMON UNITS" means the Class B Common Units acquired by the Executive hereunder, any security into which such Class B Common Units are converted or exchanged, and any Units issued in connection therewith, as adjusted for any split, dividend, combination, exchange, recapitalization, merger, consolidation or other reorganization. Vesting Junior Common Units will cease to be Vesting Junior Common Units when Transferred pursuant to a Sale of the Company. Vesting Junior Common Units will continue to be Vesting Junior Common Units in the hands of any holder other than the Executive, including all Permitted Transferees of the Executive (except for the Company, and 399 Venture), and except as otherwise provided herein, each such other holder of Vesting Junior Common Units will succeed to all rights and obligations attributable to the Executive as a holder of Executive Units hereunder.

                  "VESTING JUNIOR PREFERRED UNITS" means the Junior Preferred Units acquired by the Executive hereunder, any security into which such Junior Preferred Units are converted or exchanged, and any Units issued in connection therewith, as adjusted for any split, dividend, combination, exchange, recapitalization, merger, consolidation or other reorganization. Vesting Junior Preferred Units will cease to be Vesting Junior Preferred Units when Transferred pursuant to a Sale of the Company. Vesting Junior Preferred Units will continue to be Vesting Junior Preferred Units in the hands of any holder other than the Executive, including all Permitted Transferees of the Executive (except for the Company, and 399 Venture), and except as otherwise provided herein, each such other holder of Vesting Junior Preferred Units will succeed to all rights and obligations attributable to the executive as a holder of Executive Units hereunder.

           2. PURCHASE AND SALE OF EXECUTIVE UNITS; REPRESENTATIONS AND WARRANTIES OF EXECUTIVE.

                  (a) Upon execution of this Agreement, the Executive will purchase, and (i) the Company will sell 0 Junior Preferred Units at a price of $10.00 per Junior Preferred Unit and 316.82 Class B Common Units at a price of $10.00 per Class B Common Unit (such Junior Preferred Units and Class B Common Units, the "Company Units"), for a total purchase price of $3,168.22 (the "Company Purchase Price"), (ii) CSX will sell 4,648.64 Junior Preferred Units at a price of $10.00 per Junior Preferred Unit and 40.28 Class B Common Units at a price of $10.00 per Class B Common Unit (such Junior Preferred Units and Class B Common Units, the "CSX Units"), for a total purchase price of $46,889.21 (the "CSX Purchase Price"), and (iii) 399 Venture will sell 6,969.44 Junior Preferred Units at a price of $10.00 per Junior Preferred Unit and 63.94 Class B Common Units at a price of $10.00 per Class B Common Unit (such Junior Preferred Units and Class B Common Units, the "399 Venture Units"), for a total purchase price of $70,333.85 (the "399 Venture Purchase Price" and, together with the Company Purchase Price and the CSX Purchase Price, the "Purchase Price"). On the date hereof (the "Purchase Date"), The Executive will deliver to the Company, individually, and as agent for 399 Venture and CSX with respect to the 399 Venture Purchase Price and the CSX Purchase Price, respectively, a cashier's or certified check or wire transfer of immediately available funds in an amount equal to the Purchase Price and, upon satisfaction of the provisions of Section 2(b) hereof, the Company shall amend Schedule A to the LLC Agreement to reflect the admittance of the Executive as a Member, (as defined in the LLC Agreement). As soon as practicable following the Purchase Date, the Company shall deliver, by wire transfer of immediately available funds, (x) the 399 Venture Purchase Price to 399 Venture and (y) the CSX purchase Price to CSX. The Purchase Data may be extended at the option of the Company.

                  (b) Upon execution of this Agreement, the Executive shall execute and deliver a joinder to the LLC Agreement and the Registration Rights Agreement.

                  (c) With respect to the Vesting Junior Preferred Units and Vesting Junior Common Units, upon execution of this Agreement, the Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder in the form of EXHIBIT A attached hereto.

                  (d) In connection with the purchase and sale of the Executive Units hereunder, the Executive represents and warrants to the Company that:

                        (i) The Executive Units to be acquired by the Executive pursuant to this Agreement will be acquired for the Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any other applicable federal or state or foreign securities laws, and the Executive Units will not be disposed of in contravention of the Securities Act or any applicable federal or state or foreign securities laws.

                       (ii) No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any Person for soliciting the Executive to purchase the Executive Units.

                       (iii) The Executive is an executive officer of the Company, is sophisticated in financial matters, is able to evaluate the risks and benefits of the investment in the Executive Units, and has determined that such investment in the Executive Units is suitable for the Executive, based upon the Executive's financial situation and needs, as well as the Executive's other securities holdings.

                       (iv)  The Executive:

                           (A) has not filed a registration statement which
is the subject of a currently effective registration stop order entered pursuant to any state's securities law within the last five (5) years;

                           (B) has not been convicted within the last five
(5) years of any felony or misdemeanor in connection with the offer, purchase, or sale of any security or any felony involving fraud or deceit, including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, or conspiracy to defraud;

                           (C) is not currently subject to any state
administrative enforcement order or judgment entered by the state securities administrator within the last five (5) years or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including, but not limited to, making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within the last five (5) years;

                           (D) is not subject to any state's administrative
enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or

                           (E) is not currently subject to any order,
judgment or decree of any court of competent jurisdiction, entered within the last five (5) years, temporarily or preliminarily restraining or enjoining such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state.

                       (v) The Executive is able to bear the economic risk of the Executive's investment in the Executive Units for an indefinite period of time and the Executive understands that the Executive Units has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                       (vi) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Units and has had full access to such other information concerning the Company as the Executive has requested.

                       (vii) The Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

                  (e) As an inducement to the (x) the Company to issue the Company Units to the Executive, and (y) CSX and 399 Venture to sell the CSX Units and the 399 Venture Units, respectively, to the Executive and as a condition thereto, the Executive acknowledges and agrees that:

                       (i) neither the issuance of the Executive Units to the Executive nor any provision contained herein shall entitle the Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate the Executive's employment at any time for any reason; and

                       (ii) none of the Company, 399 Venture and CSX shall have a duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with, the repurchase of Executive Units upon the termination of Executive's employment with the Company and its Subsidiaries or as otherwise provided hereunder.

         3.       VESTING OF EXECUTIVE UNITS.

                  (a) Except as otherwise provided in Section 3(b) below, as of September 1, 1999, 23.3333% of the Vesting Junior Preferred Units and 23.3333% of the Vesting Junior Common Units shall become vested if Executive has been continuously employed by the Company as of such date. Thereafter, except as otherwise provided in Section 3(b) below, on each calendar day-end of the Company, so long as the Executive has been continuously employed by the Company as of such calendar day-end, .07143% of the remaining Vesting Junior Preferred Units and .07143% of the remaining Vesting Junior Common Units shall become vested until the calendar day-ending June 30, 2003, such that if Executive has been continuously employed by the Company until June 30, 2003, 100% of all Vesting Junior Preferred Units and Vesting Junior Common Units which have not become vested shall become vested at the time of such event.

                  (b) Upon the occurrence of (i) a Sale of the Company, (ii) the termination by the Company of Executive's employment without Cause, (iii) the voluntary resignation by Executive from employment with the Company for Good Reason, or (iv) the termination of Executive's employment with the Company as a result of the exercise of the Executive Option (as defined below in Section 6(d)) all Vesting Junior Preferred Units and Vesting Junior Common Units which have not yet become vested shall become vested at the time of such event. Upon the occurrence of an Initial Public Offering, a number of unvested Vesting Junior Preferred Units equal to the lesser of 20% of all Vesting Junior Preferred Units or the number of all Unvested Junior Preferred Units and a number of unvested Vesting Junior Common Units equal to the lesser of 20% of all Vesting Junior Common Units or the number of all unvested Junior Common Units shall become vested at the time of such event.

                  (c) Vesting Junior Preferred Units and Vesting Junior Common Units which have become vested and all other Units which are currently vested are referred to herein as "VESTED UNITS". All other shares of Vesting Junior Preferred Units and Vesting Junior Common Units are referred to herein as "UNVESTED UNITS".

          4.       REPURCHASE OPTION.

                  (a) In the event the Executive ceases to be employed by any member of the Company Group (i) for Cause or (ii) as a result of the voluntary resignation by Executive other than for Good Reason or pursuant to the Executive Option (the "TERMINATION"), the Executive Units (whether held by the Executive or one or more of such Person's Permitted Transferees) shall be subject to repurchase by the Company and the Other Unitholders (as defined in Section 4(d) below) pursuant to the terms and conditions set forth in this
Section 4 (the "REPURCHASE OPTION").

                  (b) For purposes of the Repurchase Option, the purchase price for each Executive Unit shall be Original Cost for such Unit.

                  (c) The Board may elect to purchase any or all of the Executive Units by delivering written notice (the "REPURCHASE NOTICE") to the Executive within 75 days after the date of such Termination. The Repurchase Notice shall set forth the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction. If the Executive has Transferred any Executive Units to Permitted Transferees and the Company exercises its Repurchase Option hereunder, the Company shall purchase any or all Executive Units held by the Executive or such Permitted Transferee(s).

                  (d) If, for any reason, the Company does not elect to purchase any Executive Units pursuant to the Repurchase Option, the Unitholders (other than the Investor Unitholders and the Management Unitholders) holding Units of the same class as the Executive Units (or their respective designees) (such Persons, the "OTHER UNITHOLDERS") shall be entitled to exercise the Repurchase Option for such Executive Units (the "AVAILABLE UNITS") on a PRO RATA basis (based on the Ownership Ratio of each Other Unitholder calculated solely with respect to each class of Executive Unit to be repurchased). As soon as practicable after the Company has determined that there will be Available Units, but in any event within 60 days after the Termination, the Company shall give written notice (the "OPTION NOTICE") to the Other Unitholders (or their respective designees) setting forth the number of Available Units and the purchase price for such Available Units. The Other Unitholders (or their respective designees) may elect to purchase any or all of the Available Units on a PRO RATA basis (based on the Ownership Ratio of each Other Unitholder calculated solely with respect to each class of Executive Unit to be repurchased) by giving written notice to the Company within 10 days after the Option Notice has been given by the Company; PROVIDED, that if any Other Unitholder elects not to purchase its PRO RATA share of the Units to be repurchased, the remaining Other Unitholders that have so elected may purchase their PRO RATA share of such unpurchased Units (based on the Ownership Ratio of each remaining Other Unitholder calculated solely with respect to each class of Executive Unit to be repurchased). As soon as practicable, and in any event within five days after the expiration of the 10-day period set forth above, the Company shall notify Executive as to whether the Executive Stock is being purchased by the Other Unitholders (or their respective designees) (the "SUPPLEMENTAL REPURCHASE NOTICE"). At the time the Company delivers the Supplemental Repurchase Notice to Executive, the Company shall also deliver written notice to the Other Unitholders (or their respective designees) setting forth the aggregate purchase price and the time and place of the closing of the transaction. If the Executive has Transferred any Executive Stock to a Permitted Transferee and the Other Unitholders exercise their respective Repurchase Options hereunder, such Other Unitholders (or their respective designees) shall purchase any or all Executive Units held by such Permitted Transferee.

                  (e) The closing of the purchase of the Executive Units pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 15 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Other Unitholders (or their respective designees) shall pay for the Executive Units to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds. The Company and/or the Other Unitholders (or their respective designees) shall be entitled to receive customary representations and warranties from the Executive regarding such sale of Units (including representations and warranties regarding good title to such Units, free and clear of any liens or encumbrances). Any Executive Units not purchased pursuant to the Repurchase Option shall become Vested Units.

                  (f) The right of the Company and/or the Other Unitholders (or their respective designees) to repurchase the Executive Units pursuant to this Section 4 shall terminate upon a Sale of the Company or a Qualified Public Offering.

                  (g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Units by the Company shall be subject to applicable restrictions contained in the Act and in the debt and equity financing agreements of the Company and its Subsidiaries.

         5.       RESTRICTIONS ON TRANSFER.

                  (a) GENERAL. All Transfers of Executive Units shall be subject to the provisions of Article VIII of the LLC Agreement.

                  (b) LEGEND. The certificates representing the Executive Units will bear the legend set forth in Section 8.4 of the LLC Agreement.

         6.       EMPLOYMENT.

                  (a) The Company agrees to employ Executive, and Executive hereby accepts employment with the Company, and such other members of the Company Group as the Board shall determine, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provide din Section 6(d) (the "EMPLOYMENT PERIOD").

                  (b)      POSITION AND DUTIES.

                           (i) Commencing on the date hereof and continuing
during the Employment Period, Executive shall serve as Chairman of the Board and shall report to the Chief Executive Officer of the Company. Executive shall have such duties, responsibilities and authority as specified from time to time by the Chief Executive Officer of the Company, subject in each instance to the supervision and direction of the Board.

                           (ii) Executive shall devote his efforts and his
full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company Group; PROVIDED, that Executive shall be permitted to perform and fulfill his duties and responsibilities as the Chief Executive Officer of Vectura, and as a director of companies that do not compete with the Business. Executive shall perform his duties and responsibilities to the Company to the best of the Executive's abilities in a diligent, trustworthy, businesslike and efficient manner.

                  (c)      BASE SALARY AND BENEFITS.

                           (i) BASE SALARY. During the Employment Period,
Executive's total base salary shall be $269,500.00 per annum or such greater amount as the Board shall determine from time to time in its sole discretion (the "BASE SALARY"), which Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

                           (ii) BONUS. During the Employment Period,
Executive shall be eligible to participate in the bonus arrangements established by the Board for the executives of the Company Group (the "BONUS PLAN"), which participation shall be determined by the Board pursuant to its customary review and approval process.

                           (iii) BENEFITS. During the Employment Period,
Executive shall be eligible to participate in all of the benefit and other perquisite plans as are made available by the Company to executive level employees of the Company (collectively, "BENEFITS"). The Company shall maintain, at a cost not to exceed $15,000 per annum, a $1,000,000 term life insurance policy for Executive with benefits payable under such policy to Executive through the termination of the Employment Period.

                           (iv) VACATION. Executive shall be entitled to
eight (8) weeks paid vacation annually.

                  (d)      TERM.

                           (i) The Employment Period shall end on the fifth
(5th) anniversary of June 30, 1998, subject to earlier terminations (i) by reason of Executive's death or Permanent Disability, (ii) by resolution of a majority of the Representatives of the Board, with or without Cause, (iii) by reason of Executive's resignation for Good Reason, or (iv) upon Executive's voluntary resignation; PROVIDED, that from September 1, 1999 to and including September 30, 1999, Executive shall have the right to elect to terminate the Employment Period by delivering written irrevocable notice signed by the Executive to the Company of such intention (the "EXECUTIVE OPTION").

                           (ii) If the Employment Period is terminated (i) by
the Board without Cause, (ii) by the Executive for Good Reason, or (iii) as a result of the exercise of the Executive Option, the Executive shall be entitled to receive an amount (the "SEVERANCE AMOUNT") equal to $2,000,000 less the amount of Base Salary and any amounts paid pursuant to the Bonus Plan paid by the Company to the Executive in cash from June 30, 1998 to and including the Termination Date.

                           (iii) Executive agrees that Executive shall be
entitled to receive the Severance Amount if and only if Executive has not materially breached (as determined in good faith by the Board) as of the Termination Date, the provisions of Sections 7 and 8 hereof and does not breach the provisions of such Sections at any time during the period for which payments of the Severance Amount are to be made or provided; PROVIDED, that the Company's obligation to make such payments will be terminated upon the occurrence and during the continuance of any such breach during such period; PROVIDED, FURTHER, that the Company will resume making such payments to Executive during such severance period at such time as the Board determines in good faith that any such breach has ceased or otherwise been cured.

                           (iv) Any payments of the Severance Amount shall be
made in equal quarterly installments (net of any withholding taxes) from the Termination Date to and including June 30, 2003, it being understood that such payments shall continue to be made to the Executive's estate (or beneficiaries or successors thereto) in the event of Executive's death prior to June 30, 2003, and, as of the date of the final such payment, none of the Company or any other member of the Company Group shall have any further obligation to Executive pursuant to this Section 6 except as provided by applicable law.

                  (e) EXECUTIVE HEREBY AGREES THAT NO SEVERANCE COMPENSATION OF ANY KIND, NATURE OR AMOUNT SHALL BE PAYABLE TO EXECUTIVE IN CONNECTION WITH ANY TERMINATION OF THE EMPLOYMENT PERIOD, EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 6, AND EXECUTIVE HEREBY IRREVOCABLY WAIVES ANY CLAIM FOR ANY OTHER SEVERANCE COMPENSATION.

                  (f) Except as required by applicable law, all of Executive's rights to Benefits and any amounts payable pursuant to the Bonus Plan (if any) accruing after the Termination Date shall cease upon the Termination Date.

         7. INVENTIONS AND PATENTS. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive prior to the date hereof while employed by the company or any of its Subsidiaries (collectively, the "WORK PRODUCT") belong to the Company or such Subsidiary. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         8.       NON-COMPETE,  NON-SOLICITATION.

                  (a) As an inducement to the Company to enter into this Agreement and issue the Executive Units hereunder, the Executive agrees that, during (A) the period of Executive's employment with the Company, and (B) thereafter, so long as the Company is complying with its payment obligations to the Executive hereunder or under any severance arrangements, for a period equal to the period that Executive is receiving severance compensation from the Company Group pursuant to the terms and conditions of Section 6 hereof (the "NONCOMPETE PERIOD"), Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in, any business competing directly or indirectly with the business as now conducted or as conducted as of the date of Termination Date, within any metropolitan area in which the Company or any of its Subsidiaries engages or has definitive plans to engage in such business as of the date of Termination Date; PROVIDED, that the Executive shall not be precluded from purchasing or holding publicly-traded securities of any such entity so long as the Executive shall hold less than 2% of the outstanding units of any such class of securities and has no active participation in the business of such entity.

                  (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any other member of the Company Group to leave the employ of the Company or such other member of the Company Group, (ii) hire any person who was an employee of the Company or any other member of the Company Group at any time during Executive's employment with the Company or any other member of the Company Group or (iii) induce or attempt to induce any customer, supplier, licensee, franchisor or other business relation of the Company to cease doing business with the Company or such other member of the Company Group.

                  (c) The provisions of this Section 8 shall survive any termination of this Agreement.

                  (d) If, at the time of enforcement of this Section 7, a court of competent jurisdiction shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (e) The Executive acknowledges that such Executive may have access to certain confidential, non-public and proprietary information (the "CONFIDENTIAL INFORMATION"), concerning the Company and its Subsidiaries and their respective officers, directors, shareholders, employees, agents and representatives and agrees that: (i) unless pursuant to prior written consent by the Company, the Executive shall not disclose any Confidential Information or the provisions of this Agreement or knowledge of this Agreement's existence to any Person for any purpose whatsoever unless compelled by court order or subpoena; (ii) the Executive shall treat as confidential all Confidential Information and shall take reasonable precautions to prevent unauthorized access to the Confidential Information; (iii) the Executive shall not use the Confidential Information in any way detrimental to the Company or any of its Subsidiaries and shall use the Confidential Information for the exclusive purpose of effecting his duties of employment with the Company; and (iv) the Executive agrees that the Confidential Information obtained during his employment with the Company shall remain the exclusive property of the Company and its Subsidiaries, and the Executive shall promptly return to the Company all material which incorporates, or is derived from, all such Confidential Information immediately following the Termination Date. The Executive shall be responsible for any breach of the terms of this
Section 8(e) by any holder of the Executive Units issued to the Executive hereunder. It is hereby agreed that Confidential Information does not include information generally available and known to the public or obtained from a source not bound by a confidentiality agreement with the Company.

         9. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with a confirmation of receipt and accompanied by a certified or registered mailing. Such notices, demands and other communications will be sent to the address indicated below:

                  TO THE COMPANY:

                           American Commercial Lines Holdings LLC

                           1701 East Market Street
                           Jeffersonville, Indiana  47130
                           Attention:  President
                           Telecopy No.:  (812)  288-1708

                           WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE TO THE COMPANY):

                           399 Venture Partners, Inc.
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention:  David F. Thomas
                                       Richard E. Mayberry, Jr.
                           Telecopy No.: (212) 888-2940

                           AND

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Kirk A. Radke, Esq.
                           Telecopy No.:  (212) 446-4900

                   TO THE EXECUTIVE:

                           c/o Vectura Group, Inc.
                           1515 Poydras Street, Suite 1500
                           New Orleans, LA  70112
                           Attention:  David Wagstaff III
                           Telecopy No.:  (504) 529-8468

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         10.      MISCELLANEOUS.

                  (a) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Units in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Units as the owner of such securities for any purpose.

                  (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) COMPLETE AGREEMENT. This Agreement, the LLC Agreement, and the Registration Rights Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) WAIVER OF JURY TRIAL. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                  (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

                  (f) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, and their respective successors and assigns (including subsequent holders of Executive Units); PROVIDED, that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Units hereunder.

                  (g) GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE AND THE ACT WILL GOVERN ALL QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS UNITHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (h) REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (i) AMENDMENT AND WAIVER. The provisions of this Agreement (except for the provisions of Section 2 hereof) may be amended and waived only with the prior written consent of the Company and the Executive; provided, that the provisions of Section 2 hereof may be amended and waived only with the prior written consent of each party hereto.

                  (j) TIMING. Time shall be of the essence in the performance of the obligations, covenants and agreements contained in this Agreement.

                               * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Executive Unit Purchase and Employment Agreement as of the date first written above.

AMERICAN COMMERCIAL                         399 VENTURE PARTNERS, INC.
LINES HOLDINGS LLC



By:      /s/ Michael C. Hagan               By:      /s/ Richard E. Mayberry
         --------------------------                  --------------------------
Name:    Michael C. Hagan                   Name:    Richard E. Mayberry
Title:   President & CEO                    Title:   Vice President




CSX BROWN CORP.



By:      /s/ David H. Baggs                          /s/ David Wagstaff III
         --------------------------                  --------------------------
Name:    David H. Baggs                              David Wagstaff III
Title:   Vice President

                                CONSENT OF SPOUSE

         The undersigned spouse of the Executive named in the attached Agreement (the "SPOUSE") has read and understands the terms of the Agreement and has had an opportunity to discuss it with individuals of the Spouse's choice. The undersigned Spouse understands that even if the securities referred to in the Agreement are considered to be a part of the "marital property" belonging to the Spouse and the Executive, the Agreement restricts the transfer or distribution of those securities to anyone other than the Executive, a "PERMITTED TRANSFEREE" as such term is defined in the LLC Agreement (as defined in the attached Agreement), the company which issued the securities and certain other persons. The undersigned Spouse agrees to these restrictions and waives any rights (other than to the economic value of such securities) the undersigned might otherwise have in those shares as specifically identifiable property.

                              /s/ Suse D. Wagstaff
                              -----------------------------------------
                              (Signature)



                              Suse D. Wagstaff
                              -----------------------------------------
                              (Print Name)